SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	July 31, 2003

INTERPOOL, INC.

______________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11862 (Commission File Number)	13-3467669 (IRS Employer ID Number)

211 College Road East, Princeton, New Jersey	08540

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(609) 452-8900

Not Applicable

(Former name or former address, if changed since last report)

Item 5.   Other Events.

          The Company has received all necessary letters from its bank lenders and other financial institutions waiving any event of default or similar event that would have arisen from the Company's failure to file its Annual Report on Form 10-K for the year ended December 31, 2002 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003 as well as its failure to furnish its annual and quarterly financial statements for these periods to such lenders and financial institutions. These letters have various expiration dates, with the vase majority waiving these provisions through October 31, 2003.

          In addition, the Company is filing as an exhibit to this report the Separation Agreement entered into between the Company and its former Chief Financial Officer, Mitchell Gordon. The Company is currently consulting with its auditors to determine the correct accounting treatment of the payments to be made to Mr. Gordon under the Separation Agreement. However, the Company anticipates that a majority of the financial impact of the Agreement will be reflected in the results for the quarter ended September 30, 2003.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) Financial Statements.

                     None.

          (b) Pro Forma Financial Information.

                     None.

          (c) Exhibits.

                     10.1 Separation Agreement between the Company and Mitchell Gordon

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPOOL, INC. By: Raoul J. Wittenveen Name: Raoul J. Witteveen Title: President and Chief Operating Officer

Dated: August 5, 2003

INDEX TO EXHIBITS

Exhibit and Description

Exhibit 10.1	Separation Agreement dated as of July 15, 2003 between Interpool, Inc. and Mitchell Gordon.